Exhibit 99.1

COMPANY CONTACTS Russell Skibsted SVP & Chief Business Officer Paul Arndt Manager, Investor Relations 949-788-6700	MEDIA CONTACT Susan Neath Porter Novelli Life Sciences 619-849-6000

SPECTRUM PHARMACEUTICALS, INC. ANNOUNCES FINANCIAL UPDATE AND

PIPELINE REVIEW

•	Approximately $50.7 Million In Cash and Equivalents at Year End
•	4th Quarter Neutral Net Cash Use
•	25,325,683 Shares Issued and Outstanding as of March 9, 2007

CONFERENCE CALL @ 11:00 AM EASTERN/8:00 AM PACIFIC

Domestic:	866-510-0676
International:	617-597-5361
Passkey:	75514452

IRVINE, California – March 14, 2007 – Spectrum Pharmaceuticals, Inc. (NASDAQ: SPPI) today reported results for the fiscal year ended December 31, 2006.

Fiscal Year 2006 Results

For the fiscal year ended December 31, 2006, Spectrum Pharmaceuticals recorded a net loss of approximately $23.3 million, or approximately ($0.96) per share, compared to a net loss of approximately $18.6 million, or approximately ($1.06) per share, in the fiscal year ended December 31, 2005. Fiscal 2006 revenues were approximately $5.7 million compared to $577 thousand in fiscal 2005.

The net cash used in operations during the fiscal year ended December 31, 2006 was approximately $13.5 million. Notably, cash used in operations in the fourth quarter of 2006 was approximately $250 thousand as a result of the revenue received in the fourth quarter. As of December 31, 2006, the company had cash, cash equivalents and marketable securities of approximately $50.7 million.

“We continued to increase value for our shareholders and visibility for our company in 2006 through the achievement of several important milestones. We saw progress with our late-stage clinical programs as we announced positive pivotal Phase 3 data with satraplatin in hormone refractory prostate cancer and positive Phase 2 data with ozarelix in BPH,” stated Rajesh C. Shrotriya, M.D. Chairman, President and CEO of Spectrum Pharmaceuticals. “We are looking forward to maintaining momentum throughout 2007 and beyond as we expect to initiate Phase 3 clinical trials with our proprietary drugs EOquin® and ozarelix. We also expect to receive milestone payments upon the acceptance and approval of the satraplatin NDA and look forward to potentially receiving royalties on satraplatin following its launch in the U.S, if approved by the FDA, later this year or soon thereafter.”

Recent Highlights

•	Approximately $50.7 Million In Cash and Equivalents at Year End
•	Sumatriptan Paragraph 4 Challenge and Generics
o	ANDA for sumatriptan succinate injection approved tentatively by FDA
o	Received $5 million payment from Par Pharmaceutical Companies, Inc.
o	Settled patent litigation with GlaxoSmithKline, authorized generic launch set for 2H08
o	Received $1 million from JBCPL, our partner in India in consideration for modification of supply agreement and issuance of 120,000 shares of common stock
•	Satraplatin
o	NDA Filed on February 15, 2007
o	Reported highly statistically significant results in the pivotal Phase 3 trial of satraplatin as a second-line treatment for patients suffering from hormone refractory prostate cancer (HRPC)
•	Ozarelix
o	Reported highly statistically significant Phase 2 results for ozarelix, in patients suffering from benign prostate hypertrophy (BPH)
o	Partner AEterna Zentaris entered into an agreement with Nippon Kayaku for the development and marketing of ozarelix for all potential oncology indications in Japan
•	EOquin
o	Reached Special Protocol Assessment agreement with FDA on Phase 3 Trials

Key Upcoming Milestones

•	Satraplatin
o	U.S. FDA approval and commercial launch
o	European filing in 2007 with approval and commercial launch in 2008
•	Sumatriptan Injection
o	Commercial launch of authorized generic in 2008
•	EOquin
o	Commence pivotal Phase 3 trial for non-invasive bladder cancer in 2Q07
•	Ozarelix
o	Complete Phase 2b in BPH in 2H07
o	Commence pivotal Phase 3 study in BPH in 2H07 or soon thereafter
•	LFA (Levofolinic acid)
o	Submit to the FDA Response on CMC Questions
o	U.S. FDA approval in 2H07
o	Commence combination study with capecitabine in 2H07

Conference Call

Spectrum Pharmaceuticals will host a conference call to discuss these financial results and pipeline update on:

Wednesday, March 14, 2007 @ 11:00 a.m. Eastern/8:00 a.m. Pacific

Domestic:	866-510-0676
International:	617-597-5361
Passkey:	75514452

Webcast and replays: www.spectrumpharm.com

Audio replays will be available through March 21, 2007.

Domestic:       888-286-8010

International:  617-801-6888

Passkey:          93383097

About Spectrum Pharmaceuticals

Spectrum Pharmaceuticals is opportunistically acquiring and advancing a diversified portfolio of oncology drug candidates that meet critical health challenges for which there are few other treatment options. Spectrum's expertise lies in identifying undervalued drugs with demonstrated safety and efficacy, and adding value through further clinical development and selection of the most viable and low-risk methods of commercialization. The company's pipeline includes promising early and late-stage drug candidates with unique formulations and mechanisms of action that address the needs of seriously ill patients, such as at-home chemotherapy and new treatment regimens for refractory disease. For more information, please visit our website at www.spectrumpharm.com.

Forward-looking statement – This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements include but are not limited to statements that relate to our business and its future, Spectrum’s ability to identify, acquire, develop and commercialize its portfolio of drug candidates, the Company’s promising pipeline, our team’s ability to identify promising drugs and move these drugs through development and toward commercialization, maintaining momentum throughout 2007 and beyond as we initiate Phase 3 clinical trials with our proprietary drugs EOquin and ozarelix, that we will receive milestone payments upon the acceptance and approval of the satraplatin NDA and royalties on satraplatin following its launch in the U.S., for satraplatin, U.S. FDA approval and commercial launch and European filing in 2007 with approval and commercial launch in 2008, commercial launch in 2008 of sumatriptan injection, commencement of pivotal Phase 3 trials for EOquin for non-invasive bladder cancer in 2Q07, for Ozarelix, complete Phase 2b in BPH in 2H 2007 and commence pivotal Phase 3 study in BPH in 2H 2007 or soon thereafter, for LFA, submit to the FDA Response on CMC Questions, U.S. FDA approval in the second half of 2007 and commencement of a combination study with capecitabine in 2H07 and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates, may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA, and other regulatory agencies in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that price and other competitive pressures may make the marketing and sale of our generic drugs not commercially feasible, the possibility that our efforts to acquire or in- license and develop additional drug candidates may fail, our lack of revenues, our limited experience in establishing strategic alliances, our limited marketing experience, our limited experience with the generic drug industry, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC. AND SUBSIDIARIES

(In thousands, except Share and per share data)

Summary Condensed Consolidated Statement of Operations (Unaudited)

	Years Ended December 31,
	2006	2005	2004
Revenues	$5,673	$577	$258

Operating expenses:
Cost of product sold	97	397	123
Research and development	17,872	12,600	6,954
General and administrative	6,330	6,490	5,096
Stock-based charges	7,267	1,012	885

Total operating expenses	31,566	20,499	13,058

Loss from operations	(25,893)	(19,922)	(12,800)
Other income, net	2,606	1,279	518

Net loss before minority interest in consolidated subsidiary	(23,287)	(18,643)	(12,282)
Minority interest in net loss of consolidated subsidiary	3	1	(4)

Net loss	$(23,284)	$(18,642)	$(12,286)

Basic and diluted net loss per share	$(0.96)	$(1.06)	$(0.98)

Basic and diluted weighted average common shares outstanding	24,311,306	17,659,602	12,674,506

Supplemental Information
Stock-based charges—Components:
Research and development	$5,856	$883	$634
General and administrative	1,411	129	251

Total stock based charges	$7,267	$1,012	$885

Summary Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2006	December 31, 2005
Cash, cash equivalents and marketable securities	$50,697	$63,667
Accounts Receivable, net	1,150	287
Other current assets	440	431

Total current assets	52,287	64,385
Property and equipment, net and other assets	830	690

Total assets	$53,117	$65,075

Total liabilities	$7,268	$4,069
Minority Interest	20	23
Stockholders’ equity	45,829	60,983

Total liabilities and stockholders’ equity	$53,117	$65,075